UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2015

Piedmont Natural Gas Company, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina
(State of Other Jurisdiction of Incorporation)

1-6196	56-0556998
(Commission File Number)	(IRS Employer Identification No.)

4720 Piedmont Row Drive, Charlotte, NC	28210
(Address of Principal Executive Offices)	(Zip Code)

704-364-3120
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2015, Piedmont Natural Gas Company, Inc. (the “Company") entered into a Second Amended and Restated Credit Agreement ("Credit Agreement") with Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender, L/C Issuer and a Lender, and Bank of America, N.A, Branch Banking and Trust Company, JPMorgan Chase Bank, N.A., PNC Bank, National Association, U.S. Bank National Association and Royal Bank of Canada, each a Lender. Under the Credit Agreement, the Lenders have committed to lend to the Company up to $850 million on a revolving unsecured basis to be used for general working capital needs and other lawful corporate purposes, including back-up for the Company's commercial paper program. The credit facility matures on December 14, 2020. Up to $10 million of the facility is available for issuance of letters of credit, and up to $20 million of the facility is available for swing line borrowings. The Company has the right to request an increase in the committed amount up to $200 million for a total aggregate committed amount of up to $1.05 billion.

The Credit Agreement requires the Company to pay a commitment fee for the unused commitments under the revolving credit facility, if any, at a rate per annum of 0.085%, which can change if the Company’s debt rating changes. For each borrowing under the credit facility, the Company has the right to choose among three interest rates, including a fluctuating rate per annum equal to the LIBOR Daily Floating Rate plus an Applicable Rate of 0.90% (which Applicable Rate can change if the Company’s debt rating changes). The Company may prepay the loans, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to certain types of loans.

The Credit Agreement contains the following covenants and provisions, among others:

●

A covenant that the Company shall not permit the ratio of Consolidated Funded Indebtedness to Total Capitalization to exceed 0.70 to 1.00 at any time. The Credit Agreement does not otherwise impose any negative covenant limiting the right of the Company to incur indebtedness.

●	Provisions regarding defaulting lenders and replacement of lenders.

●

Customary events of default. The occurrence of an event of default could result in an acceleration of the obligations under the Credit Agreement. There are also cross-defaults with other indebtedness having an aggregate principal amount greater than $75 million.

●

Express consent to the change in control resulting from the consummation of the transactions contemplated under the Agreement and Plan of Merger dated October 24, 2015 by and among the Company, Duke Energy Corporation (“Duke Energy”) and Forest Subsidiary, Inc. (the “Merger Agreement”).

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Some of the Lenders (and their respective subsidiaries or affiliates) provide, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company. These parties have received, and may in the future receive, customary compensation from the Company for such services.

The Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated as of October 1, 2012, as amended by that certain Increasing Lender Agreement effective November 1, 2013, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender, L/C Issuer and a Lender, and Bank of America, N.A, Branch Banking and Trust Company, JPMorgan Chase Bank, N.A., PNC Bank, National Association, U.S. Bank National Association and Royal Bank of Canada, each a Lender.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously awarded to the Company’s named executive officers Thomas E. Skains, Karl W. Newlin, Franklin H. Yoho, Kevin M. O’Hara and Jane Lewis-Raymond (collectively, the “Executive Participants”) long-term equity incentive awards in the form of performance shares for the three-year performance periods ending October 31, 2016 and October 31, 2017 (collectively, the “LTIP Awards”) pursuant to the Piedmont Natural Gas Company, Inc. Incentive Compensation Plan, as amended and restated effective December 15, 2010 (the “Plan”).

In addition, the Company previously awarded Retention Stock Units (“RSUs”) under the Plan to Mr. Skains, the Company’s President and Chief Executive Officer, pursuant to a 2011 Retention Award Agreement dated December 15, 2011. The RSUs vest in three tranches, two of which have already vested and the third of which was scheduled to vest on December 15, 2016 provided Mr. Skains continued to be employed by the Company on such date.

More information regarding the compensation of the Executive Participants is set forth in the Company’s proxy statement dated January 16, 2015 in connection with the 2015 annual meeting of shareholders.

The Merger Agreement provides for the conversion of the shares subject to the LTIP Awards (at the performance level specified in the Merger Agreement) and the RSUs into the right to receive $60 cash per share upon the closing of the transactions contemplated under the Merger Agreement. Following authorization from the Compensation Committee of its Board on December 10, 2015, the Company determined to allow employees, including the Executive Participants, to elect to accelerate the payment and taxation of their outstanding LTIP Awards assuming target level of performance, and additionally for Mr. Skains the RSUs, that would otherwise be eligible to vest during fiscal years 2016 and 2017 to mitigate the effects of Section 280G of the Internal Revenue Code, including increasing the deductibility of such payments for the Company.  Each Executive Participant elected to accelerate his or her LTIP Awards, and Mr. Skains elected to accelerate the RSUs.

In connection with the acceleration of the payment of the LTIP Awards, which will occur on or about December 15, 2015, each Executive Participant executed a Share Repayment Agreement dated December 15, 2015, pursuant to which each Executive Participant agreed to repay to the Company the net after-tax shares issued to the Executive Participant in connection with such acceleration (and shares resulting from the reinvestment of dividends paid with respect to such shares) to the extent the shares would not otherwise have been earned or payable absent the acceleration.

In connection with the acceleration of the payment of his RSUs, which will also occur on or about December 15, 2015, Mr. Skains executed a Share Repayment Agreement dated December 15, 2015, pursuant to which Mr. Skains agreed to repay to the Company the net after-tax shares issued to him in connection with such acceleration (and shares resulting from the reinvestment of dividends paid with respect to such shares) to the extent these shares would not otherwise have been earned or payable absent the acceleration.

Under the Share Repayment Agreements, the shares delivered to the Executive Participants, as well as all dividends paid by the Company with respect to such shares, which are required to be reinvested in additional shares, may not be transferred or encumbered until such shares are no longer subject to repayment under the applicable repayment agreement. The Executive Participants otherwise have all rights of shareholders with respect to such shares.

The foregoing summary of the Share Repayment Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Share Repayment Agreements, forms of which are attached hereto as Exhibit 10.2 and Exhibit 10.3 and are incorporated herein by reference.

Item 8.01. Other Events.

Naming of Thomas E. Skains as Designee to the Board of Directors of Duke Energy Corporation.

On December 10, 2015, Duke Energy announced that its board of directors named Mr. Skains as the designee to join Duke Energy’s board upon the closing of the transactions contemplated under the Merger Agreement. The designation was made pursuant to Section 1.7 of the Merger Agreement.

Exercise of Option to Purchase the Company’s Member Interest in SouthStar Energy Services LLC.

On December 9, 2015, the Company received notice from Georgia Natural Gas Company (“GNGC”) of its election pursuant to Section 12.5(b) of the Amended and Restated Limited Liability Company Agreement of SouthStar Energy Services LLC (“SouthStar”) dated as of September 1, 2013 (the “LLC Agreement”) between the Company and GNGC to purchase the Company’s entire interest in SouthStar for Fair Market Value (as defined in the LLC Agreement), subject to the consummation of the transactions contemplated under the Merger Agreement. The Company and GNGC have not yet agreed on the Fair Market Value, and no date has been set for the consummation of this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1

Second Amended and Restated Credit Agreement, dated as of December 14, 2015, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender, L/C Issuer and a Lender, and Bank of America, N.A, Branch Banking and Trust Company, JPMorgan Chase Bank, N.A., PNC Bank, National Association, U.S. Bank National Association and Royal Bank of Canada, each a Lender.

10.2

Form of Share Repayment Agreement (LTIPs) between Piedmont Natural Gas Company, Inc. dated December 15, 2015 (substantially identical agreements have been executed with Thomas E. Skains, Karl W. Newlin, Franklin H. Yoho, Kevin M. O’Hara and Jane Lewis-Raymond).

10.3	Form of Share Repayment Agreement (RSUs) between Piedmont Natural Gas Company, Inc. and Thomas E. Skains dated December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT NATURAL GAS COMPANY, INC.

Date: December 16, 2015	By:	/s/ Judy Z. Mayo
Judy Z. Mayo Vice President - Corporate Secretary and Deputy General Counsel